                                         EXHIBIT 11
                              PACIFIC GAS AND ELECTRIC COMPANY
                          COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                 Three months ended March 31,
                                                                 ---------------------------
(in thousands, except per share amounts)                                    1994        1993
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
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Net income                                                              $236,952    $255,664
Less preferred dividends                                                  14,458      16,760
                                                                        --------    --------
  Net income for calculating EPS for
    Statement of Consolidated Income                                    $222,494    $238,904
                                                                        ========    ========
Average common shares outstanding                                        428,531     428,426
                                                                        ========    ========
EPS as shown in the Statement of
    Consolidated Income                                                 $    .52    $    .56
                                                                        ========    ========

PRIMARY EPS (1)

Net income                                                              $236,952    $255,664
Less preferred dividends                                                  14,458      16,760
                                                                        --------    --------
  Net income for calculating primary EPS                                $222,494    $238,904
                                                                        ========    ========
Average common shares outstanding                                        428,531     428,426
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)                                  1,262       1,404
                                                                        --------    --------
Average common shares outstanding as
  adjusted                                                               429,793     429,830
                                                                        ========    ========
Primary EPS                                                             $    .52    $    .56
                                                                        ========    ========

FULLY DILUTED EPS (1)

Net income                                                              $236,952    $255,664
Less preferred dividends                                                  14,458      16,760
                                                                        --------    --------
  Net income for calculating fully diluted EPS                          $222,494    $238,904
                                                                        ========    ========
Average common shares outstanding                                        428,531     428,426
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from such
  exercise (at the greater of average or
  ending market price)                                                     1,262       1,713
                                                                        --------    --------
Average common shares outstanding as
  adjusted                                                               429,793     430,139
                                                                        ========    ========
Fully diluted EPS                                                       $    .52    $    .56
                                                                        ========    ========

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<F/N>
(1)  This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K.
     This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.
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